Exhibit 99.2

FNBNY BANCORP, INC.

PROXY FOR THE SPECIAL MEETING OF HOLDERS OF
CLASS A COMMON STOCK TO BE HELD ON FEBRUARY [•], 2014

The undersigned hereby (i) acknowledges receipt of the notice of special meeting of the holders of shares of Class A Common Stock of FNBNY Bancorp, Inc., a New York corporation (“FNBNY” or “Company”), and the related proxy statement/prospectus, dated January [•], 2014 (the “Proxy Statement”), and (ii) appoints John F. Stewart and William P. Mackey, and each of them, as proxies of the undersigned, each with full power of substitution, to represent and to vote all shares of Class A Common Stock of the Company held of record by the undersigned at the special meeting of the holders of  Class A Common Stock of the Company to be held on February [•], 2014, at [•] a.m. Eastern Time, and at any and all adjournments or postponements thereof (the “Special Meeting”).  The Special Meeting will be held at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022.

When properly executed, this Proxy will be voted in the manner directed herein.  If no choice is specified, the Proxy will be voted according to the recommendations of the Board of Directors indicated on the reverse side, and according to the discretion of the Proxy holders for any other matters that may properly come before the Special Meeting or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE
 BOARD OF DIRECTORS OF THE COMPANY.

The undersigned hereby revokes any proxy or proxies heretofore given with respect to the voting of the undersigned’s shares of Class A Common Stock of the Company at the Special Meeting.  This Proxy may be revoked at any time before it is exercised by providing written notice of such revocation to the Corporate Secretary of FNBNY.  The presence at the Special Meeting of any stockholder who has given a proxy shall not revoke such proxy unless the stockholder shall file written notice of such revocation with the Secretary of the Special Meeting.

Please mark, sign and date this Proxy on the reverse side, email a PDF copy of the completed Proxy to                                                        by February [•], 2014, and mail the completed original Proxy to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022

A postage paid pre-addressed envelope is enclosed for your convenience.

Proposals – The Board of Directors recommends a vote “FOR” each of the following proposals.

1.              Adoption of the Agreement and Plan of Merger, dated as of September 27, 2013, between Bridge Bancorp, Inc. and FNBNY Bancorp, Inc., as the same may be amended from time to time, as described in the Proxy Statement and approval of the merger contemplated thereby.

FOR	AGAINST	ABSTAIN

2.              Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient voted to adopt the Agreement and Plan of Merger and approve the merger contemplated thereby.

FOR	AGAINST	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof on behalf of the undersigned.

PLEASE SIGN AND COMPLETE THE INFORMATION BELOW:

Special Instructions

•                  Please sign exactly as your name(s) appear(s) hereon.

•                  When shares of Class A Common Stock are owned by joint tenants, both should sign.

•                  When signing as an agent (e.g., attorney, executor, administrator, trustee or guardian), please give full title as such and indicate the appropriate principal.

•                  If shares of Class A Common Stock are owned by a corporation, please sign in full corporate name by President or other authorized officer.

•                  If shares of Class A Common Stock are owned by a partnership, please sign in full partnership name by authorized person.

SIGNATURE

Please clearly print the following:

NAME

ORGANIZATION

TITLE

DATE

If shares are held as joint tenants:

SIGNATURE

Please clearly print the following:

NAME

DATE